Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115337) pertaining to the TRW Automotive Retirement Savings Plan for Salaried Employees (n/k/a TRW Automotive 401(k) Savings Plan) of our report dated June 28, 2011, with respect to the financial statements and schedules of the TRW Automotive Retirement Savings Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2010.
/s/ Ernst & Young LLP
June 28, 2011